Travelers Series Trust
File Number 811-6465
Federated High Yield Portfolio
Question 77-O
                              10F-3 Report

                  Travelers Federated High Yield Portfolio

                  01/01/05           through               06/30/05


ID Issuer Name          Trade    Selling  Total    Purchase % Received % of
			Date	  Dealer  Amount    Price    by Fund Issue(1)
..............................................................................


228 Rayovac (due 2015) 1/21/2005 Bank of America
                                          400,000.00  100    0.057%   2.914%
(1) Represents purchases by all affiliated mutualfunds and discretionary accounts; may not exceed 25% of the principal amount of the offering.


  Other Participant    Issue Amount     Total Received
      Accounts           Amount           All Funds
 ........................................................................
228         -Includes purchases by other affiliated mutual funds and
discretionary accounts in the amount of:
20,000,000.00       700,000,000.00      20,400,000.00



		Joint/Leader Manager(s)			Selling Agent
..........................................................................
		Banc of America Securities LLC			N/A
		Citigroup
		Merrill Lynch & Co
		ABN Amro Rothschild